Exhibit 99.1

ENSERVCO Reports 2019 First Quarter Financial Results

Enservco Reports 2019 First Quarter Financial Results

First Quarter Highlights – 2019 vs. 2018

●	Revenue increased 29% to $26.2 million from $20.3 million

●	Well enhancement service revenue up 29% to $24.8 million from $19.3 million

●	Water transfer service revenue up 44% to $1.4 million from $1.0 million

●	Net income up 111% to $4.3 million from $2.0 million

●	EPS of $0.08 versus $0.04

●	Adjusted EBITDA up 49% to $7.2 million from $4.8 million

●	Adjusted EBITDA margins improve by 360 basis points year over year

DENVER, CO – May 15, 2019 – Enservco Corporation (NYSE American: ENSV), a diversified national provider of specialized well-site services to the domestic onshore conventional and unconventional oil and gas industries, today reported financial results for its first quarter ended March 31, 2019.

“Enservco delivered solid results in virtually all key financial metrics in the first quarter. Revenue grew by 29% to $26.2 million, inclusive of the Adler acquisition,” said Ian Dickinson, President and CEO. “Net income increased 111% to $4.3 million, with adjusted EBITDA up 49% to $7.2 million.  Adjusted EBITDA margins were 27.3%, up 360 basis points year over year. Our revenue growth was particularly impressive since the first half of January was slower than normal because customers were re-ramping frac activity as crude oil prices recovered. Net income was lower than expected due to approximately $1.0 million in cost overruns in our water transfer segment due to frozen water lines that required us to use third-party labor and equipment. From an overall financial performance perspective, we are clearly on a positive trajectory. Eight of our last nine quarters have shown year-over-year increases in revenue and our annual profit metrics have trended higher over the past two years.  Assuming stable commodity prices, we are optimistic about continuing our positive momentum.

“Our strong first quarter performance was due to a number of factors.  Steady demand from our E&P customers played a key role.  We have a loyal customer base that includes hundreds of E&Ps, ranging from small operators to the largest major oil and gas producers in the U.S.  We have also executed on a number of process improvement initiatives and are generating results. In 2019, consistent with our culture of continuous improvement, we are focused on further streamlining field operations with real-time, data driven systems and processes.  We are implementing a digital fleet management system that integrates dispatching and geo-location, maintenance and inventory, truck data and safety, reporting and compliance, electronic invoicing, and finance and accounting. We expect these initiatives to result in additional operating efficiencies and advance our ultimate objectives of de-levering our balance sheet and better positioning the Company for organic growth and accretive M&A.”

First Quarter Results

Total revenue in the first quarter ended March 31, 2019, increased 29% to $26.2 million from $20.3 million in the same quarter last year.

Well enhancement services revenue increased 29% year over year to $24.8 million from $19.3 million. The well enhancement segment included frac water heating, up 42% to $20.7 million from $14.6 million; hot oiling, essentially flat at $3.6 million; and acidizing, down 54% to $0.5 million from $1.0 million. The well enhancement segment generated income of $9.6 million in the first quarter, a 55% increase over $6.2 million in segment income in the prior year. Lower acidizing revenue in the first quarter was due to a decline in services performed for two customers in Texas and Wyoming that were more active in the same quarter last year.  In addition, the acidizing fleet had more downtime than usual due to redeployment activities following the closure of the Company’s underperforming Kansas location.  Management’s goal is to drive profitable growth in its acidizing business as the year progresses.

Water transfer segment revenue increased 44% in the first quarter to $1.4 million from $1.0 million in the same quarter last year.  The segment generated a loss of $757,000 in the first quarter compared to income of $38,000 in the same quarter last year due to the aforementioned cost overruns related to two line-freeze incidents.  The Company has taken corrective measures to reduce the potential for future such incidents.

Total operating expenses in the first quarter increased 23% year over year to $21.0 million from $17.1 million due primarily to higher direct variable costs associated with increased activity across the Company’s service lines and locations, the additional water transfer costs, and an increase in overhead – primarily depreciation expense – associated with the acquisition of Adler Hot Oil Service. In addition, sales, general and administrative expense increased 20% year over year to $1.6 million from $1.4 million due to higher administrative costs required to support the growth of the business.

Despite higher costs in the first quarter, the Company achieved a 65% increase in income from operations – to $5.3 million from $3.2 million year over year.  Net income in the first quarter grew 111% to $4.3 million, or $0.08 per diluted share, from $2.0 million, or $0.04 per diluted share, in the same quarter last year.

Adjusted EBITDA increased 49% in the first quarter to $7.2 million from $4.8 million in the same quarter last year. Adjusted EBITDA margins (adjusted EBITDA as a percentage of revenue) improved by 360 basis points in the first quarter to 27.3% from 23.7% in the same quarter last year due to improved operating efficiencies.

Conference Call Information

Management will hold a conference call today to discuss these results.  The call will begin at 2:30 p.m. Mountain Time (4:30 p.m. Eastern) and will be accessible by dialing 877-407-8031 (201-689-8031 for international callers).  No passcode is necessary.  A telephonic replay will be available through June 4, 2019, by calling 877-481-4010 (919-882-2331 for international callers) and entering the Conference ID #48806. To listen to the webcast, participants should go to the ENSERVCO website at www.enservco.com and link to the “Investors” page at least 10 minutes early to register and download any necessary audio software. A replay of the webcast will be available for 90 days.  The webcast also is available at the following link:

About ENSERVCO

Through its various operating subsidiaries, ENSERVCO provides a wide range of oilfield services, including hot oiling, acidizing, frac water heating, water transfer and related services.  The Company has a broad geographic footprint covering seven major domestic oil and gas basins and serves customers in Colorado, Montana, New Mexico, North Dakota, Oklahoma, Pennsylvania, Ohio, Texas, Wyoming and West Virginia. Additional information is available at www.enservco.com

*Note on non-GAAP Financial Measures

This press release and the accompanying tables include a discussion of EBITDA and Adjusted EBITDA, which are non-GAAP financial measures provided as a complement to the results provided in accordance with generally accepted accounting principles ("GAAP"). The term "EBITDA" refers to a financial measure that we define as earnings (net income or loss) plus or minus net interest plus taxes, depreciation and amortization. Adjusted EBITDA excludes from EBITDA stock-based compensation and, when appropriate, other items that management does not utilize in assessing ENSERVCO’s operating performance (as further described in the attached financial schedules). None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure. We have reconciled Adjusted EBITDA to GAAP net income in the Consolidated Statements of Operations table at the end of this release.  We intend to continue to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting.

Cautionary Note Regarding Forward-Looking Statements

This news release contains information that is "forward-looking" in that it describes events and conditions ENSERVCO reasonably expects to occur in the future. Expectations for the future performance of ENSERVCO are dependent upon a number of factors, and there can be no assurance that ENSERVCO will achieve the results as contemplated herein. Certain statements contained in this release using the terms "may," "expects to," and other terms denoting future possibilities, are forward-looking statements. The accuracy of these statements cannot be guaranteed as they are subject to a variety of risks, which are beyond ENSERVCO's ability to predict, or control and which may cause actual results to differ materially from the projections or estimates contained herein. Among these risks are those set forth in ENSERVCO’s annual report on Form 10-K for the year ended December 31, 2018, and subsequently filed documents with the SEC.  Forward looking statements in this news release that are subject to risk include the ability to continue positive revenue and profit trends and momentum; ability to prevent future line freezes; ability to streamline field operations and successfully implement process improvement initiatives and a digital fleet management system; ability to de-lever the balance sheet and pursue M&A initiatives.  It is important that each person reviewing this release understand the significant risks attendant to the operations of ENSERVCO.  ENSERVCO disclaims any obligation to update any forward-looking statement made herein.

Contact:

Jay Pfeiffer
Pfeiffer High Investor Relations, Inc.
Phone: 303-880-9000
Email: jay@pfeifferhigh.com

ENSERVCO CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands)
	For the Three Months Ended
	March 31,
	2019	2018

Revenues
Well enhancement services	$24,812	$19,285
Water transfer services	1,428	995
Total Revenues	26,240	20,280

Expenses
Well enhancement services	15,212	13,091
Water transfer services	2,185	957
Functional support and other	155	145
Sales, general and administrative expenses	1,618	1,353
Patent litigation and defense costs	9	20
Severance and transition Costs	-	40
Impairment loss	127	-
Depreciation and amortization	1,683	1,499
Total operating expenses	20,989	17,105

Income from Operations	5,251	3,175

Other Expense
Interest expense	(884)	(500)
Other expense	(64)	(421)
Total other expense	(948)	(921)

Income from continuing operations before tax benefit	4,303	2,254
Income tax (expense) benefit	-	-
Income from continuing operations	$4,303	$2,254
Discontinued operations
Loss from operations of discontinued operations	-	(213)
Income tax benefit	-	-
Loss from discontinued operations	-	(213)
Net income	$4,303	$2,041

Earnings from continuing operations per common share - basic	$0.08	$0.04
Loss from discontinued operations per common share - basic	-	-
Net income per share - basic	$0.08	$0.04

Earnings from continuing operations per common share diluted	$0.08	$0.04
Loss from discontinued operations per common share - diluted	-	-
Net income per share - diluted	$0.08	$0.04

Basic weighted average number of common shares outstanding	54,266	51,155
Add: Dilutive shares assuming exercise of options and warrants	951	1,793
Diluted weighted average number of common shares outstanding	55,217	52,948

ENSERVCO CORPORATION AND SUBSIDIARIES
Calculation of Adjusted EBITDA *

	Three Months Ended
	March 31,
	2019	2018

Adjusted EBITDA*
Net income	$4,303	$2,041
Add Back (Deduct)
Interest Expense	884	500
Provision for income taxes (benefit) expense	-	-
Depreciation and amortization (including discontinued operations)	1,683	1,589
EBITDA*	6,870	4,130
Add Back (Deduct)
Stock-based compensation	92	73
Severance and transition Costs	-	40
Patent litigation and defense costs	9	20
Impairment loss	127	-
Other expense	64	420
EBITDA related to discontinued operations	-	124
Adjusted EBITDA*	$7,162	$4,807
Adjusted EBITDA* Margin (Adjusted EBITDA* as a percentage of Revenue)	27.3%	23.7%
*Note: See below for discussion of the use of non-GAAP financial measurements.

Use of Non-GAAP Financial Measures: Non-GAAP results are presented only as a supplement to the financial statements and for use within management’s discussion and analysis based on U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information is provided to enhance the reader's understanding of the Company’s financial performance, but no non-GAAP measure should be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures are provided herein.

EBITDA is defined as net income (earnings), before interest expense, income taxes, and depreciation and amortization. Adjusted EBITDA excludes stock-based compensation from EBITDA and, when appropriate, other items that management does not utilize in assessing the Company’s ongoing operating performance as set forth in the next paragraph. None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure.

All of the items included in the reconciliation from net income to EBITDA and from EBITDA to Adjusted EBITDA are either (i) non-cash items (e.g., depreciation, amortization of purchased intangibles, stock-based compensation, impairment losses, etc.) or (ii) items that management does not consider to be useful in assessing the Company’s ongoing operating performance (e.g., income taxes, gain or losses on sale of equipment, acquisition-related expenses, patent litigation and defense costs, severance and transition costs, other expense (income), EBITDA related to discontinued operations, etc.). In the case of the non-cash items, management believes that investors can better assess the company’s operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect the Company’s ability to generate free cash flow or invest in its business.

We use, and we believe investors benefit from the presentation of, EBITDA and Adjusted EBITDA in evaluating our operating performance because it provides us and our investors with an additional tool to compare our operating performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect our core operations. We believe that EBITDA is useful to investors and other external users of our financial statements in evaluating our operating performance because EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, and depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired. Additionally, our fixed charge coverage ratio covenant associated with our Loan and Security Agreement with East West Bank require the use of Adjusted EBITDA in specific calculations.

Because not all companies use identical calculations, the Company’s presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. However, these measures can still be useful in evaluating the Company’s performance against its peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures..

ENSERVCO CORPORATION
Condensed Consolidated Balance Sheets
(In thousands)

	March 31,	December 31,
ASSETS	2019	2018

Current Assets
Cash and cash equivalents	$-	$257
Accounts receivable, net	21.390	10,729
Prepaid expenses and other current assets	894	1,081
Inventories	396	514
Income tax receivable, current	85	85
Current assets of discontinued operations	74	864
Total current assets	22.839	13,530

Property and equipment, net	31.709	33,057
Goodwill	546	546
Intangible assets, net	982	1,033
Income taxes receivable, noncurrent	28	28
Right-of-use asset	1,888	-
Other assets	563	650
Non-current assets of discontinued operations	22	177
TOTAL ASSETS	$58,577	$49,021

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$4,624	$3,391
Note Payable	3,868	3,868
Lease liability, current	789	-
Current portion of long-term debt	182	149
Current liabilities of discontinued operations	-	44
Total current liabilities	9,395	7,452

Long-Term Liabilities
Senior revolving credit facility	35,949	33,882
Subordinated debt	1,845	1,832
Long-term debt, less current portion	267	312
Lease liability	1,099	-
Other liability	1,025	941
Total long-term liabilities	40,185	36,967
Total liabilities	49,580	44,419

Stockholders' Equity
Preferred stock, $.005 par value, 10,000,000 shares authorized, no shares issued or outstanding	-	-
Common stock. $.005 par value, 100,000,000 shares authorized, 54,334,829 and 51,389,829 shares issued, respectively; 103,600 shares of treasury stock; and 54,231,229 and 51,286,229 shares outstanding, respectively	271	271
Additional paid-in capital	21,889	21,797
Accumulated deficit	(13,163)	(17,466)
Total stockholders' equity	4,602	4,602

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$58,577	$49,021

ENSERVCO CORPORATION
CONSOLIDATED STATEMENT OF CASH FLOWS

	For the Three Months Ended
	March 31,
	2019	2018
OPERATING ACTIVITIES
Net income	$4,303	$2,041
Net loss from discontinued operations	-	(213)
Net income from continuing operations	4,303	2,254
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,683	1,499
Impairment loss	127	-
Change in fair value of warrants	-	434
Stock-based compensation	92	73
Amortization of debt issuance costs and discount	179	38
Provision for bad debt expense	-	33
Changes in operating assets and liabilities
Accounts receivable	(10,661)	(844)
Inventories	118	68
Prepaid expense and other current assets	122	(27)
Other assets	69	(9)
Accounts payable and accrued liabilities	1,233	333
Other liabilities	84	-
Net cash (used in) provided by operating activities - continuing operations	(2,651)	3,852
Net cash provided by (used in) operating activities - discontinued operations	5	(359)
Net cash (used in) provided by operating activities	(2,646)	3,493

INVESTING ACTIVITIES
Purchases of property and equipment	(311)	(1,089)
Proceeds from disposals of property and equipment	155	-
Proceeds from insurance claims	-	52
Net cash used in investing activities - continuing operations	(156)	(1,037)
Net cash provided by investing activities - discontinued operations	741	(15)
Net cash provided by investing activities	585	(1,052)

FINANCING ACTIVITIES
Net line of credit borrowings	2,016	(1,787)
Repayment of long-term debt	(11)	(17)
Repayment of note	(200)	-
Other financing	(1)	(15)
Net Cash provided by (used in) financing activities	1,804	(1,819)

Net (Decrease) in Cash Flows	(257)	622

Cash and cash equivalents, beginning of period	257	391

Cash and cash equivalents, end of period	$-	$1,013

Supplemental Cash Flow Information:
Cash paid for interest	$595	$437
Supplemental Disclosure of Non-cash Investing and Financing Activities:
Non-cash proceeds from revolving credit facility	$39	$40